EXHIBIT 31.4

CERTIFICATION PURSUANT TO EXCHANGE ACT
RULES 13a-14 AND 15d-14, AS ADOPTED PURSUANT
TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

CHIEF FINANCIAL OFFICER CERTIFICATION

I, Daniel R. Trolio, Chief Financial Officer of Horizon Technology Finance Corporation, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Horizon Technology Finance Corporation (the “Report”); and

2. Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report

Date: April 30, 2026

By:	/s/ Daniel R. Trolio
Name: Title:	Daniel R. Trolio Chief Financial Officer